Exhibit 99.1

Press Contact: Mike Banas Ashton Partners 312-553-6704 Direct Mark Barnhill Platinum Equity 310-712-1850

FOR IMMEDIATE RELEASE	Investor Contact: Bryan Raassi Ashton Partners 877-934-4687 investor@wfinet.com

WFI ANNOUNCES AGREEMENT TO SELL WIRELESS DEPLOYMENT BUSINESS TO PLATINUM EQUITY FOR $24 MILLION

Transaction is Final Step in Company’s Transformation to Focus on Government and Security Solutions and Services

SAN DIEGO, CA, JULY 9, 2007—WFI (NASDAQ: WFII), a leader in government information technology solutions, command and control systems engineering, weapon systems maintenance, and security solutions, announced today that it has signed a definitive agreement with an affiliate of Platinum Equity to sell WFI’s Wireless Deployment business.  Platinum Equity is a Los Angeles based private equity firm whose portfolio includes service and distribution businesses in a number of market sectors.

Total consideration for the acquisition is $24 million including  $18 million in cash at closing, subject to typical post closing working capital adjustments, and an aggregate $6 million in a three-year earn-out arrangement through 2010.  The deal includes a Transition Services Agreement for the transition of certain services for a period of six months.  The assets being sold to Platinum Equity include all of WFI’s Wireless Deployment business, and the Wireless Facilities name.  The transaction is expected to close by mid-July, subject to satisfaction of customary closing conditions.

As a result of the transaction announced today and previous divestitures earlier this year, the only remaining wireless-related activity WFI now maintains primarily involves spectrum clearing, security and other engineering services related to federal and other government agencies.  WFI’s business is now focused on working with the Department of Defense and providing technical, IT, engineering and other professional services and solutions primarily to federal, state and local government agencies.

Accordingly, WFI will be changing its corporate name promptly to better reflect its revised corporate strategy and business focus.

“This is the final stage in the transformation strategy we have discussed over the last several quarters,” said Eric DeMarco, president and CEO of WFI.  “With the complete support of WFI’s Board of Directors, we began implementing this transformation several quarters ago and, through the process, we have had to adjust this strategy with the changing industry and market conditions impacting WFI’s businesses.  When this transaction is complete, WFI will be an organization focused on national defense, security, and network services and solutions primarily for federal and other government agencies.  With the close and funding of this sale, and the recently announced sale of the promissory note related to the sale of WFI’s engineering business, WFI’s net debt will be virtually eliminated.  These events, combined with the continued collection of the $7 million in retained net receivables from the recently-completed LCC transaction, further strengthen WFI’s balance sheet.”

“This is a very positive transaction for the employees and customers of the Deployment business,” DeMarco continued.  “As a result of this transaction, the restructured, stand-alone Deployment business will have a clear and dedicated focus on continuing to provide the highest level of service to its longtime wireless carrier customers.  The current management team and employees of the Deployment business will transfer with the new company, which will provide a seamless transition to its customers.  Additionally, the new company will have a very strong financial backing with dedicated financial capital to explore new opportunities for its employees and the opportunity for its customers to expand their service offerings.”

The sale of WFI’s Wireless Deployment Business announced today includes approximately 450 technical and support staff in key deployment locations throughout the United States, who will be extended offers of employment in connection with the sale.

“Looking forward, we are now extremely well-positioned to execute on our vision of providing high-end government IT solutions, weapon systems maintenance, command and control systems engineering, communication systems networking, and security systems integration,” said DeMarco.  “After completion of the divestiture announced today, the resulting business is expected to generate over $200 million in annual revenues, with a current bid and proposal pipeline of approximately $1.5 billion.  This business is capable of producing positive and sustainable profitability and cash flows.

Accordingly, our plan is to focus on growth, both organically and through continued acquisitions, to position the Company as a key player in the industry.”

From its inception in 1994, WFI was solely focused on providing engineering and infrastructure services to large wireless carriers during the evolution of the wireless industry.  The Board of Directors, and the current executive management team, who joined WFI in late 2003 and early 2004, made the decision to expand into federal government-focused services and solutions, as part of a business diversification strategy.

“The WFI Board of Directors and management made the critical decision to execute a strategy focused on the federal government, IT, C4, weapon systems maintenance and security business several years ago, and we have been extremely successful,” DeMarco said.  “The emerging new Company will have a distinct focus, primarily serving the U.S. Department of Defense, Department of Homeland Security, and other federal, state and local government agencies.”

“As we conclude this transaction, we plan to closely assess the corporation’s remaining operational and SG&A infrastructure, including facilities, telecommunications, systems, and other areas over the remainder of this year, and make any changes necessary to streamline the business.  In addition we will be positioning the Company with a new name, new stock ticker, and new overall brand by the beginning of 2008,” DeMarco concluded.

About WFI

Headquartered in San Diego, CA, WFI is a leading provider of professional services in the areas of defense, technology, and security solutions.  WFI specializes in IT services, command and control systems, weapon systems operations and maintenance, and security and surveillance solutions.   WFI performs work for a range of federal government agencies, including the U.S. Department of Defense, various state and local agencies, and Fortune 1000 enterprise companies.  News and information are available at www.wfinet.com. (code: WFI-mb)

About Platinum Equity
Platinum Equity (www.platinumequity.com) is a global M&A&O® firm specializing in the merger, acquisition and operation of companies that provide services and solutions to customers in a broad range of business markets, including information technology, telecommunications, logistics, manufacturing, and entertainment distribution. Since its founding in 1995 by Tom Gores, Platinum Equity has completed more than 70 acquisitions with more than $17 billion in aggregate annual revenue at the time of acquisition.

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements including, without limitation, expressed or implied statements concerning the Company’s expectations regarding the timing of the closing of the sale to Platinum, anticipated collection of accounts receivable and future revenues and financial results that involve risks and uncertainties. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: a risk that the sale of the Deployment business may not be completed as planned; risks associated with collection of accounts receivable; changes in the scope or timing of the Company’s projects; changes or cutbacks in spending by the U.S. Department of Defense, which could cause delays or cancellations of key government contracts; slowdowns in telecommunications infrastructure spending in the United States and globally, which could delay network deployment and reduce demand for the Company’s services; the timing, rescheduling or cancellation of significant customer contracts and agreements, or consolidation by or the loss of key customers; failure to successfully consummate acquisitions or integrate acquired operations; the rate of adoption of telecom outsourcing by network carriers and equipment suppliers; the rate of growth of adoption of WLAN and wireless security systems by enterprises; and competition in the marketplace which could reduce revenues and profit margins; risks that the stock option review will not be completed in a timely manner; risks that the Company will not be able to file its required reports with the SEC by the deadlines established by the NASDAQ and therefore become subject to delisting; risks that the review and the announcement thereof will cause disruption of the Company’s operations and distraction of its management; risks that the review will identify other issues not currently being considered that could delay or alter the results of the review; risks of adverse regulatory action or litigation; risk that the Company’s lender will declare a default under the Company’s line of credit. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 and in other filings made with the Securities and Exchange Commission.